UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2026

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39485	85-1195036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Ave., Suite 901 Boston, MA	02215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 857-320-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2026, the Board of Directors (the “Board”) of Tango Therapeutics, Inc. (the “Company”) increased the number of directors of the Company to seven (7).

Effective June 19, 2026, the Board appointed Robert Azelby as a director of the Company to fill the newly created vacancy on the Board resulting from the increase to the board size. Mr. Azelby will serve as a Class II director until his term expires at the 2029 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Mr. Azelby is independent under the listing standards of The Nasdaq Stock Market. The Board also approved the appointment of Mr. Azelby as a member of the Compensation Committee of the Board (the “Compensation Committee”) and as a member of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), effective as of June 23, 2026.

In accordance with the Company’s compensation program for non-employee directors, Mr. Azelby will receive an equity award consisting of a stock option to purchase 35,910 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $27.97 per share and a restricted stock unit (“RSU”) award to acquire 5,740 shares of Common Stock. The: (i) option award will vest in thirty-six substantially equal monthly installments over three years from the date of grant, provided, however, that all vesting will cease if Mr. Azelby ceases to serve on the Board and (ii) the RSU award will vest in three equal annual installments over three years from the date of grant; provided, however, that all vesting will cease if Mr. Azelby ceases to serve on the Board prior to any applicable vesting of the RSU Award. In accordance with the Company’s compensation program for non-employee directors, Mr. Azelby will also receive an annual retainer of $45,000 for Board service, $7,500 for Compensation Committee service and $5,000 for NCG Committee service, each to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. The Company has entered into an indemnification agreement with Mr. Azelby in the same form as the indemnification agreements the Company has entered into with its other directors, which form has been filed with the Securities and Exchange Commission (the “SEC”).

Except as set forth above, there are no arrangements or understandings between Mr. Azelby and any other person pursuant to which Mr. Azelby was selected as a director of the Company, there are no family relationships between Mr. Azelby and any of the Company’s other directors or executive officers, and Mr. Azelby is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

The Company issued a press release on June 22, 2026 announcing the appointment of Mr. Azelby to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 22, 2026.

104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGO THERAPEUTICS, INC.

Dated: June 23, 2026	By:	/s/ Matthew Gall
	Name:	Matthew Gall
	Title:	Chief Financial Officer